UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 17, 2022

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, the board of directors (the “Board”) of Liberty Latin America Ltd. (the “Company”) increased the size of the Board to 10 directors and elected Roberta Jacobson to fill the new position as a Class III director of the Board, effective immediately, with a term expiring at the Company’s 2023 annual general meeting of shareholders.

In connection with her appointment, the Board granted restricted share units (“RSUs”) with a value of $125,000, which was calculated by prorating the amount of the annual RSU grant made to each of the Company’s nonemployee directors under the Liberty Latin America 2018 Nonemployee Director Incentive Plan (the “Director Plan”). The Director Plan is more fully described in the proxy statement for the Company’s 2022 Annual General Meeting of Shareholders filed by the Company with the Securities and Exchange Commission on April 4, 2022.

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 17, 2022, the Company held its Annual General Meeting of Shareholders. At the Annual General Meeting, shareholders of the Company considered and acted upon three proposals:

1. To elect Miranda Curtis, Brendan Paddick and Daniel E. Sanchez to serve as Class II members of the Board until the 2025 Annual General Meeting of Shareholders or their earlier resignation or removal.

2. To appoint KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and to authorize the Board, acting by the audit committee, to determine the independent auditors remuneration (the “Auditors Appointment Proposal”).

3. To approve the Liberty Latin America Ltd. Employee Stock Purchase Plan (the “ESPP Proposal”).

The vote results detailed below represent the final results as certified by the Inspector of Elections. The number of votes cast for, as well as the number of votes cast against or withheld, the number of abstentions and broker non-votes as to each such proposal, are set forth below.

Proposal 1 - Election of the Following Nominees to the Company’s Board of Directors:

	FOR	WITHHELD	BROKER NON- VOTES
Miranda Curtis	37,150,567	13,321,873	5,130,578
Brendan Paddick	39,152,649	11,319,791	5,130,578
Daniel E. Sanchez	34,439,342	16,033,098	5,130,578

Accordingly, the foregoing nominees were re-elected to the Company’s board of directors.

Proposal 2 - Approval of the Auditors Appointment Proposal:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
55,572,137	22,546	8,335	-

Accordingly, the Auditors Appointment Proposal was approved.

Proposal 3 - Approval of the ESPP Proposal:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
47,036,807	3,419,021	16,612	5,130,578

Accordingly, the ESPP Proposal was approved.

Item 7.01    Regulation FD Disclosure.

On May 17, 2022, the Company issued a press release announcing Roberta Jacobson’s election to the Board.

The information contained in the Press Release attached hereto as Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

99.1	Press Release, dated May 17, 2022
101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.CAL	XBRL Inline Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary

Date: May 20, 2022